As filed with the Securities and Exchange Commission on January 27, 2006
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
Global Logistics Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	43-2089172

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

330 Madison Avenue, Sixth Floor, New York, NY	10017

(Address of principal executive offices)	(Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-128591
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Units, each consisting of one share of Common Stock and one Warrant.	Name of each exchange on which each class is to be registered American Stock Exchange

Common Stock, par value $.0001 per share.	American Stock Exchange

Warrants, exercisable for one share of Common Stock at an exercise price of $6.00 per share.	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of the Registrant’s Securities to be Registered
     The securities to be registered hereby are the units, common stock and warrants of Global Logistics Acquisition Corporation (the “Company”). The description of the units, the common stock and the warrants contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-128591), filed with the Securities and Exchange Commission on September 26, 2005 as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2. Exhibits
     The following exhibits to this Registration Statement have been filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-128591) and are hereby incorporated herein by reference:

*3.1	Amended and Restated Certificate of Incorporation

*3.2	By-Laws

*4.1	Specimen Unit Certificate

*4.2	Specimen Common Stock Certificate

*4.3	Specimen Warrant Certificate

*4.4	Form of Warrant Agreement to be entered into by and between the Bank of New York and the Company

*Incorporated by reference to the corresponding exhibit filed with the Registration Statement on Form S-1 (File No. 333-128591).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: January 27, 2006

Global Logistics Acquisition Corporation
By:	/s/ Gregory E. Burns
Gregory E. Burns, C.F.A.
President and Chief Executive Officer